Sutherland, Asbill & Brennan, LLP
                    ATLANTA . AUSTIN . NEW YORK . WASHINGTON

1275 Pennsylvania Ave.,  N.W.                    TEL  (202) 383-0100
Washington,DC  20004-2404                        FAX  (202) 637-3593

Stephen E. Roth
Direct Line (202) 383-0158


                                November 14, 1997


VIA EDGARLINK

Board of Directors
The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, Virginia 23230

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form S-6 for Life of Virginia Separate Account II (File No. 333-32701). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN



                                               By: /s/STEPHEN E. ROTH
                                             ------------------------------
                                                  Stephen E. Roth